Exhibit 99.77(q)(1)

Item 77Q-1. Exhibits

(a)(1) Articles of Amendment effective May 1, 2014 regarding name change of ING Series Fund, Inc. to Voya Series Fund, Inc. and name changes for all series of Voya Series Fund, Inc. – Filed as an exhibit to Post-Effective Amendment No. 181 to the Registrant’s Registration Statement on July 21, 2014 and incorporated herein by reference.

(e)(1) Money Market Fund Expense Limitation Agreement with regard to Voya Money Market Fund between Voya Investments, LLC, Voya Investments Distributor, LLC (formerly, ING Investments Distributor, LLC), and Voya Series Fund, Inc. dated May 7, 2013 – Filed as an exhibit to Post-Effective Amendment No. 182 to the Registrant’s Registration Statement on July 29, 2014 and incorporated herein by reference.

(e)(2) Amended Schedule A dated August 1, 2014 to the Money Market Fund Expense Limitation Agreement between Voya Investments, LLC, Voya Investments Distributor, LLC, and Voya Series Fund, Inc. dated May 7, 2013 for the period from August 1, 2014 through August 1, 2015 – Filed as an exhibit to Post-Effective Amendment No. 182 to the Registrant’s Registration Statement on July 29, 2014 and incorporated herein by reference.